================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 26, 2001
                        (Date of earliest event reported)


                              UNIVERSAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


          Virginia                        1-652                   54-0414210
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

           1501 North Hamilton Street
               Richmond, Virginia                          23230
    (Address of Principal Executive Offices)            (Zip Code)


          Registrant's telephone number, including area code:
                                 (804) 359-9311



================================================================================

Item 5.      Other Events.

         On February 26, 2001, Universal Leaf Tobacco Company, Incorporated, J.P. Taylor Company, Incorporated and Southwestern Tobacco Company, Incorporated, subsidiaries of the Company (the "Company Subsidiaries") were served with the Third Amended Complaint, naming them and other leaf tobacco merchants as defendants in DeLoach, et al. v. Philip Morris Inc., et al., a suit originally filed against U.S. cigarette manufacturers in the United States District Court for the District of Columbia and now pending in the United States District Court for the Middle District of North Carolina, Greensboro Division (Case No. 00-CV-1235) (the "DeLoach Suit"). The DeLoach Suit is a purported class action brought on behalf of U.S. tobacco growers and quota holders that alleges that defendants violated antitrust laws by bid-rigging at tobacco auctions and by conspiring to undermine the tobacco quota and price support program administered by the federal government. Plaintiffs seek injunctive relief, trebled damages in an unspecified amount, pre- and post-judgment interest, attorneys' fees and costs of litigation. The Company Subsidiaries intend to join with the motion to dismiss previously filed by the manufacturer defendants and to otherwise vigorously defend the suit.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         UNIVERSAL CORPORATION



Dated:  February 26, 2001                By: /s/ George C. Freeman, III
                                             --------------------------------
                                             George C. Freeman, III
                                             Secretary and General Counsel